Exhibit 3.2

GATEWAY CASINOS & ENTERTAINMENT LIMITED

(the “Corporation”)

BY-LAW NO. 1

By-laws regulating the business and affairs

of the Corporation

1.	Board of Directors and Board Committees

(a)

Number of Directors - Subject to any minimum and maximum number of directors specified in the Articles, the number of directors to be elected at any meeting of shareholders shall be the number of directors then in office, or such other number as has been determined from time to time by resolution of the board of directors.

(b)

Committees - The board of directors may appoint from among their numbers one or more committees of directors, however designated, and subject to the Canada Business Corporations Act and the regulations promulgated thereunder, all as amended from time to time (the “Act”), may delegate to such committee or committees any of the powers of the directors. The board of directors shall appoint a chairman of each such committee to serve at the pleasure of the board. Subject to the Act and By-laws, and unless otherwise determined by resolution of the board of directors, a majority of the members of a committee shall constitute a quorum for meetings of committees, and in all other respects, each such committee shall have the power to determine its own rules of procedure.

2.	Meetings of Shareholders

(a)

Place and Time - Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place within Canada on such date and at such time as may be determined from time to time by the board of directors. To the extent permitted by the Act, meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means.

(b)

Executive Chairman - The Executive Chairman of the Board, if any, or, in his absence or in case of his inability or refusal or failure to act, such other person (other than a person who is an executive officer or employee of the Corporation) as may have been designated by the Executive Chairman of the Board to exercise such function in his absence, shall preside at meetings of shareholders. In the absence of all such persons or, in case of their inability or refusal or failure to act, the persons present entitled to vote shall choose another director as chairman and if no director is present, or if all the directors present refuse to act, then the persons entitled to vote shall choose one of their number to be chairman of the meeting.

(c)

Quorum - At all meetings of shareholders, except meetings at which only holders of one or more classes or one or more series of preferred shares are entitled to vote, it shall be necessary in order to constitute a quorum for two persons entitled to vote at the meeting to be present and for not less than 15 per cent of the outstanding shares of the Corporation which may be voted at the meeting to be represented in person or by proxy or by a duly authorized representative of a shareholder. At all meetings at which only holders of a particular class or series of preferred shares are entitled to vote, it shall be necessary in order to constitute a quorum for two persons entitled to vote at the meeting to be present. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the holders present or represented of a majority of the shares represented at the meeting may adjourn the meeting to a fixed time (at least 24 hours after the time fixed for the meeting) and place, but no other business may be transacted. Notwithstanding the foregoing, at such adjourned meeting the shareholder or shareholders entitled to vote then present or represented shall constitute a quorum.

(d)

Proxies - A shareholder is entitled to vote in person or by proxy or, if a body corporate or an association, by any individual duly authorized by a resolution of the directors or governing body of the body corporate or association. To the extent permitted by the Act, the directors may provide for the depositing and tabulation of proxies by telephonic, electronic or other communication means.

(e)

Procedure at Meetings - Procedures at meetings. The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chairman of a meeting may determine the procedures of the meeting in all respects.

(f)

Scrutineers - The chairman of a meeting of shareholders may, or if a ballot is to be taken shall, appoint one or more persons who need not be shareholders to act as scrutineers of the meeting or any adjournment or postponement thereof.

(g)

Addresses of Shareholders - Every shareholder shall furnish to the Corporation an address to or at which all notices and documents intended for the shareholder shall be sent. If no address appears in the records of the Corporation, such notice or document may be sent to such address as may be considered to be the most likely to result in the notice or document reaching the shareholder. The accidental omission to give any notice or document to any shareholder shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

3.	Meetings of Directors

(a)

Place, Time and Notice - Subject to the provisions of any resolution of the board of directors, meetings of the board of directors will be held on such day and at such time and place as the Chief Executive Officer or Executive Chairmen of the Corporation or any two directors may determine. Notice of meetings of the board will be given to each director not less than 72 hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected. To the extent permitted by the Act, meetings of the board of directors may be held entirely by means of a telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means.

(b)

Chairman - Subject to the provisions of any resolution of the board of directors, the Chairman of the Board, if any, or, in his absence or in case of his inability or refusal or failure to act, such other director (other than a director who is an executive officer or employee of the Corporation), if any, designated from time to time by the Chairman of the Board to exercise such function in his absence, shall preside at meetings of the board of directors, and the chairman of a committee, if any, or, in case of his absence or inability or refusal or failure to act, that one member of the applicable committee (who is a director other than a director who is an executive officer or employee of the Corporation), if any, designated by the chairman of the committee to exercise such function in his absence, shall preside at meetings of the committee. If the Chairman of the Board or committee chairman, as applicable, and such designated director, if any, be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting of directors or a committee may vote as a director.

(c)	Quorum - A majority of the directors in office shall constitute a quorum for a meeting of the board of directors.

(d)

Voting - Questions arising at a meeting of the directors or any committee shall be decided by a majority of the votes cast. In case of an equality of votes, the chairman of the meeting shall not have a casting vote in addition to the vote to which he is entitled as a director.

4.	Indemnification of Directors and Officers

(a)

Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, and his heirs and representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is involved by reason of that association with the Corporation or such other entity, if

(i)

he or she acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(b)

Insurance - The Corporation may purchase and maintain insurance for the benefit of any person referred to in clause 4(a) hereof against such liability as the board of directors may from time to time determine and as permitted by the Act.

5.	Delegation

Without limit to the powers of the board of directors as provided in the Act, but subject to any limitations as provided in the Act, the board of directors may from time to time on behalf of the Corporation delegate to one or more persons whether or not directors or officers of the Corporation all or any of their powers to such extent and in such manner as the board of directors shall determine at the time of each such delegation.

6.	Execution of Documents

Contracts, documents or instruments in writing requiring execution by the Corporation will be signed by hand by any one officer or director of the Corporation (whether under the corporate seal of the Corporation, if any, or otherwise) and all contracts, documents or instruments in writing so signed will be binding upon the Corporation without any further authorization or formality. The board is authorized from time to time by resolution

(a)

to appoint any officer or any other person on behalf of the Corporation to sign by hand (whether under the corporate seal of the Corporation, if any, or otherwise) and deliver either contracts, documents or instruments in writing generally or to sign either by hand or by electronic transmission or mechanical signature or otherwise (whether under the corporate seal of the Corporation, if any, or otherwise) and deliver specific contracts, documents or instruments in writing, and

(b)

to delegate to any two officers of the Corporation the powers to designate, direct or authorize from time to time in writing one or more officers or other persons on the Corporation’s behalf to sign either by hand or by electronic transmission or mechanical signature or otherwise (whether under the corporate seal of the Corporation, if any, or otherwise) and deliver contracts, documents or instruments in writing of such type and on such terms and conditions as such two officers see fit,

Contracts, documents or instruments in writing that are to be signed by hand may be signed electronically. The term “contracts, documents or instruments in writing” as used in this by-law includes without limitation deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds (including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities), proxies for shares or other securities and all paper writings.

7.	Notices

(a)

Method of Giving Notices - Subject to the Act, any notice (which term includes any communication or other document) to be given (which term includes sent, delivered or served) pursuant to the Act the Articles, the by-laws or otherwise to a shareholder, director, officer or auditor may be given and, if so given, shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail

(except in the event of an actual or threatened stoppage or slow-down in mail delivery, in which case an alternate method of giving notice shall be used) or if sent to him at his recorded address (which term shall include his recorded facsimile number or electronic mail address) by means of any prepaid transmitted or recorded communication, including by means of telecopy, facsimile or otherwise by electronic means. A notice so delivered shall be deemed to have been given and received when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received at the time it would be delivered in the ordinary course of mail, unless there are reasonable grounds for believing that the person to whom it is delivered or mailed did not receive the document within that time or at all. A notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or transmitted by or on behalf of the Corporation, and shall be deemed to have been received at the same time, unless there are reasonable grounds for believing that the person to whom it is sent did not receive the notice within that time or at all. Notwithstanding the foregoing, any notice so delivered (other than by prepaid ordinary mail), dispatched or transmitted to the recorded address after 5:00 p.m. local time at the place of delivery or on a Saturday, Sunday or banking holiday (a “non-business day”) at the place of delivery, shall be deemed to have been received at 8:00 a.m. local time on the first day thereafter that is not a non-business day. The corporate secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable. Nothing in this section shall be construed as precluding the giving of notice by the Corporation in any other manner.

(b)

Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

8.	Miscellaneous

(a)

Invalidity of any provisions of this by-law. The invalidity or unenforceability of any provision of this by-law will not affect the validity or enforceability of the remaining provisions of this by-law.

(b)

Omissions and errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting its substance will not invalidate any action taken at any meeting to which the notice related or otherwise founded on the notice.

9.	Interpretation

In this by-law and all other by-laws of the Corporation words importing the singular number only include the plural and vice versa; words importing any gender include all genders; words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities; “board” means the board of directors of the Corporation; “Canada Business Corporations Act” means the Canada Business Corporations Act, R.S.C. 1985, Chapter C-44, c. B.16 as from time to time amended, re-enacted or replaced; “meeting of shareholders”; and terms that are not otherwise defined in this by-law have the meanings attributed to them in the Canada Business Corporations Act means an annual meeting of shareholders and/or a special meeting of shareholders.

10.	Repeal of Previous By-laws

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. The repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, the repealed by-laws before their repeal.

This By-law No. I was made by the directors of the Corporation                     , 2018 and confirmed by the shareholders of the Corporation on                     , 2018.

ADOPTED by the Board of Directors on the      day of                     2018.

GATEWAY CASINOS &
ENTERTAINMENT LIMITED
By:
Name: Gabriel de Alba
Title: Executive Chairman